EXHIBIT 99.1

For Immediate Release:	April 18, 2024
All Operating Metrics Up and Expenses Down, Great Start at HOMB
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Quarterly Highlights

Metric	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Net income	$100.1 million	$86.2 million	$98.5 million	$105.3 million	$103.0 million
Net income, as adjusted (non-GAAP)(1)	$99.2 million	$92.2 million	$94.7 million	$102.6 million	$108.9 million
Total revenue (net)	$246.4 million	$245.6 million	$245.4 million	$257.2 million	$248.8 million
Income before income taxes	$130.4 million	$112.8 million	$129.3 million	$136.9 million	$132.9 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$134.9 million	$118.4 million	$130.6 million	$140.9 million	$134.1 million
PPNR, as adjusted (non-GAAP)(1)	$133.7 million	$126.4 million	$125.7 million	$137.3 million	$142.1 million
Pre-tax net income to total revenue (net)	52.92%	45.92%	52.70%	53.23%	53.43%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	52.45%	49.16%	50.72%	51.85%	56.63%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	54.75%	48.22%	53.23%	54.78%	53.91%
P5NR, as adjusted (non-GAAP)(1)	54.28%	51.46%	51.25%	53.40%	57.11%
ROA	1.78%	1.55%	1.78%	1.90%	1.84%
ROA, as adjusted (non-GAAP)(1)	1.76%	1.66%	1.72%	1.85%	1.95%
NIM	4.13%	4.17%	4.19%	4.28%	4.37%
Purchase accounting accretion	$2.8 million	$2.3 million	$2.4 million	$2.7 million	$3.2 million
ROE	10.64%	9.36%	10.65%	11.63%	11.70%
ROE, as adjusted (non-GAAP)(1)	10.54%	10.00%	10.25%	11.33%	12.38%
ROTCE (non-GAAP)(1)	17.22%	15.49%	17.62%	19.39%	19.75%
ROTCE, as adjusted (non-GAAP)(1)	17.07%	16.56%	16.95%	18.90%	20.90%
Diluted earnings per share	$0.50	$0.43	$0.49	$0.52	$0.51
Diluted earnings per share, as adjusted (non-GAAP)(1)	$0.49	$0.46	$0.47	$0.51	$0.54
Non-performing assets to total assets	0.48%	0.42%	0.42%	0.28%	0.33%
Common equity tier 1 capital	14.3%	14.2%	14.0%	13.6%	13.2%
Leverage	12.3%	12.4%	12.4%	11.9%	11.4%
Tier 1 capital	14.3%	14.2%	14.0%	13.6%	13.2%
Total risk-based capital	17.9%	17.8%	17.6%	17.3%	16.8%
Allowance for credit losses to total loans	2.00%	2.00%	2.00%	2.01%	2.00%
Book value per share	$18.98	$18.81	$18.06	$18.04	$17.87
Tangible book value per share (non-GAAP)(1)	11.79	11.63	10.90	10.87	10.71
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
“I’m always looking for improvement, but if the next three quarters show positive trends such as this quarter did, I think HOMB is poised for a great year. The period for January to March resulted in increases in net interest income, revenue, EPS, margin (when adjusting for excess liquidity), loans and deposits along with strong liquidity while lowering our efficiency ratio. In addition, we reduced non-interest expense by $3 million, quarter over quarter. Any questions?” said John Allison, Chairman and CEO of HOMB.

Liquidity and Funding Sources

At March 31, 2024, the Company held $2.67 billion in net available internal liquidity. This balance consisted of $1.58 billion in unpledged investment securities which could be used for additional secured borrowing capacity, $924.1 million in cash with the Federal Reserve Bank (FRB) and $160.7 million in other liquid cash accounts.
Consistent with the Company’s practice of maintaining access to significant external liquidity, the Company had $3.11 billion in net available external liquidity as of March 31, 2024. This included $4.75 billion in available liquidity with the Federal Home Loan Bank (FHLB), of which $1.84 billion has been drawn upon in the ordinary course of business, resulting in $2.91 billion in net available liquidity with the FHLB as of March 31, 2024. The $1.84 billion consisted of $600.0 million in outstanding FHLB advances and $1.24 billion used for pledging purposes. The Company also had access to approximately $798.3 million in liquidity with the FRB as of March 31, 2024, of which $700.0 million has been drawn upon in the ordinary course of business, resulting in $98.3 million in net available liquidity with the FRB as of March 31, 2024. As of March 31, 2024, the Company also had access to $55.0 million from First National Bankers’ Bank (FNBB) and $45.0 million from other various external sources.
Overall, the Company had $5.77 billion in net available liquidity as of March 31, 2024, which consisted of $2.67 billion of net available internal liquidity and $3.11 billion in net available external liquidity. Details on the Company’s available liquidity as of March 31, 2024 is available below.

(In thousands)	Total Available	Amount Used	Net Availability
Internal Sources
Unpledged investment securities (market value)	$1,581,821	$—	$1,581,821
Cash at FRB	924,148	—	924,148
Other liquid cash accounts	160,738	—	160,738
Total Internal Liquidity	2,666,707	—	2,666,707
External Sources
FHLB	4,746,613	1,837,367	2,909,246
FRB Discount Window	98,307	—	98,307
BTFP (par value)	700,000	700,000	—
FNBB	55,000	—	55,000
Other	45,000	—	45,000
Total External Liquidity	5,644,920	2,537,367	3,107,553
Total Available Liquidity	$8,311,627	$2,537,367	$5,774,260

The Company has continued to limit its exposure to uninsured deposits and has been actively monitoring this in light of the current banking environment. As of March 31, 2024, the Company held approximately $8.42 billion in uninsured deposits of which $602.4 million were intercompany subsidiary deposit balances and $3.03 billion were collateralized deposits, for a net position of $4.79 billion. This represents approximately 28.4% of total deposits. In addition, net available liquidity exceeded uninsured and uncollateralized deposits by $987.0 million.

(in thousands)	As of March 31, 2024
Uninsured Deposits	$8,415,764
Intercompany Subsidiary and Affiliate Balances	602,351
Collateralized Deposits	3,026,129
Net Uninsured Position	$4,787,284

Total Available Liquidity	$5,774,260
Net Uninsured Position	4,787,284
Net Available Liquidity in Excess of Uninsured Deposits	$986,976
In the event the Company’s $4.79 billion net position of uninsured deposits had been called by depositors on the first day of the first quarter of 2024 and the Company utilized available funding, which remained outstanding during the entire quarter, the Company estimates that interest expense would have increased by approximately $71.7 million for the quarter ended March 31, 2024. The outflow of deposits could have been funded through available sources of liquidity without selling our investment securities. In this event, because of the high profitability levels of HOMB, the Company estimates that it would still have achieved return on average assets (ROA) of 1.27% for the quarter ended March 31, 2024.

Operating Highlights
Net income for the three-month period ended March 31, 2024 was $100.1 million, or $0.50 diluted earnings per share. When adjusting for non-fundamental items, net income and diluted earnings per share on an as-adjusted basis (non-GAAP), were $99.2 million(1) and $0.49 per share(1), respectively, for the three months ended March 31, 2024.
Our net interest margin was 4.13% for the three-month period ended March 31, 2024, compared to 4.17% for the three-month period ended December 31, 2023. During the first quarter of 2024, the Company held excess liquidity of approximately $500.0 million which was dilutive to the net interest margin by 10 basis points. The yield on loans was 7.37% and 7.20% for the three months ended March 31, 2024 and December 31, 2023, respectively, as average loans increased from $14.34 billion to $14.49 billion. Additionally, the rate on interest bearing deposits increased to 2.93% as of March 31, 2024, from 2.80% as of December 31, 2023, while average interest-bearing deposits increased from $12.48 billion to $12.72 billion.
During the first quarter of 2024, there was $1.1 million of event interest income compared to $120,000 of event interest expense for the fourth quarter of 2023.
Purchase accounting accretion on acquired loans was $2.8 million and $2.3 million and average purchase accounting loan discounts were $24.8 million and $27.4 million for the three-month periods ended March 31, 2024 and December 31, 2023, respectively.
Net interest income on a fully taxable equivalent basis was $205.5 million for the three-month period ended March 31, 2024, and $203.9 million for the three-month period ended December 31, 2023. This increase in net interest income for the three-month period ended March 31, 2024, was the result of a $10.5 million increase in interest income, partially offset by an $8.9 million increase in interest expense. The $10.5 million increase in interest income was primarily the result of a $6.2 million increase in income from interest-bearing balances due from banks and a $5.3 million increase in loan interest income, partially offset by a $1.0 million decrease in investment income. The increase in interest income is a result of the current high interest rate environment. The $8.9 million increase in interest expense was due to a $4.6 million increase in interest expense on deposits and a $4.4 million increase in interest expense on FHLB and other borrowed funds. The increase in interest expense is also a result of the current high interest rate environment.
The Company reported $41.8 million of non-interest income for the first quarter of 2024. The most important components of first quarter non-interest income were $10.2 million from other service charges and fees, $9.7 million from service charges on deposit accounts, $7.4 million from other income, $5.1 million from trust fees, $3.6 million in mortgage lending income, $3.0 million from dividends from FHLB, FRB, FNBB and other, $1.2 million from the increase in cash value of life insurance and $1.0 million from the fair value adjustment for marketable securities.
Non-interest expense for the first quarter of 2024 was $111.5 million. The most important components of non-interest expense were $60.9 million from salaries and employee benefits, $26.9 million in other operating expense, $14.6 million in occupancy and equipment expenses and $9.1 million in data processing expenses. For the first quarter of 2024, our efficiency ratio was 44.22%, and our efficiency ratio, as adjusted (non-GAAP), was 44.43%(1).

Financial Condition
Total loans receivable were $14.51 billion at March 31, 2024, compared to $14.42 billion at December 31, 2023. Total deposits were $16.87 billion at March 31, 2024, compared to $16.79 billion at December 31, 2023. Total assets were $22.84 billion at March 31, 2024, compared to $22.66 billion at December 31, 2023.
During the first quarter of 2024, the Company experienced approximately $88.9 million in loan growth. Centennial CFG experienced $81.5 million of organic loan growth and had loans of $2.03 billion at March 31, 2024. Our remaining markets experienced $7.4 million in organic loan growth during the quarter.
Non-performing loans to total loans was 0.55% and 0.44% at March 31, 2024 and December 31, 2023, respectively. Non-performing assets to total assets were 0.48% and 0.42% at March 31, 2024 and December 31, 2023, respectively. Net charge-offs were $3.4 million and $3.0 million for the three months ended March 31, 2024 and December 31, 2023, respectively.
Non-performing loans at March 31, 2024 were $17.5 million, $10.6 million, $44.7 million, $408,000, $3.9 million and $2.8 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $80.0 million. Non-performing assets at March 31, 2024 were $17.9 million, $17.9 million, $45.0 million, $408,000, $3.9 million and $25.5 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $110.7 million.
The Company’s allowance for credit losses on loans was $290.3 million at March 31, 2024, or 2.00% of total loans, compared to the allowance for credit losses on loans of $288.2 million, or 2.00% of total loans, at December 31, 2023. As of March 31, 2024 and December 31, 2023, the Company’s allowance for credit losses on loans was 362.94% and 449.66% of its total non-performing loans, respectively.

Stockholders’ equity was $3.81 billion at March 31, 2024, compared to $3.79 billion at December 31, 2023, an increase of approximately $20.3 million. The increase in stockholders’ equity is primarily associated with the $63.9 million increase in retained earnings, partially offset by the $24.0 million in stock repurchases and $22.4 million reduction in accumulated other comprehensive income. Book value per common share was $18.98 at March 31, 2024, compared to $18.81 at December 31, 2023. Tangible book value per common share (non-GAAP) was $11.79(1) at March 31, 2024, compared to $11.63(1) at December 31, 2023.
Branches
The Company currently has 76 branches in Arkansas, 78 branches in Florida, 58 branches in Texas, 5 branches in Alabama and one branch in New York City.
Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, April 18, 2024. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/645372014. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://www.netroadshow.com/events/login?show=b0ede7ae&confId=62290. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-833-470-1428, Passcode: 421224. A replay of the call will be available by calling 1-866-813-9403, Passcode: 724868, which will be available until April 25, 2024, at 10:59 p.m. CT (11:59 p.m. ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General
This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, including future financial results. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words or phrases like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “on track” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including the ongoing impacts of inflation; disruptions, uncertainties and related effects on our business and operations that may result from any future outbreaks of the COVID-19 pandemic or other public health crises, including the impact on, among other things, credit quality and liquidity; the ability to identify, complete and successfully integrate new acquisitions; the risk that expected cost savings and other benefits from acquisitions may not be fully realized or may take longer to realize than expected; diversion of management time on acquisition-related issues; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability, military conflicts and other major domestic or international events; adverse weather events, including hurricanes, and other natural disasters; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
ASSETS
Cash and due from banks	$205,262	$226,363	$229,474	$275,656	$250,841
Interest-bearing deposits with other banks	969,996	773,850	258,605	335,535	437,213
Cash and cash equivalents	1,175,258	1,000,213	488,079	611,191	688,054
Federal funds sold	5,200	5,100	3,925	1,550	—
Investment securities - available-for-sale, net of allowance for credit losses	3,400,884	3,507,841	3,472,173	3,645,013	3,772,138
Investment securities - held-to-maturity, net of allowance for credit losses	1,280,586	1,281,982	1,283,475	1,285,150	1,286,373
Total investment securities	4,681,470	4,789,823	4,755,648	4,930,163	5,058,511
Loans receivable	14,513,673	14,424,728	14,271,833	14,180,972	14,386,634
Allowance for credit losses	(290,294)	(288,234)	(285,562)	(285,683)	(287,169)
Loans receivable, net	14,223,379	14,136,494	13,986,271	13,895,289	14,099,465
Bank premises and equipment, net	389,618	393,300	397,093	397,315	402,094
Foreclosed assets held for sale	30,650	30,486	691	725	425
Cash value of life insurance	215,424	214,516	213,351	213,090	214,792
Accrued interest receivable	119,029	118,966	110,946	101,066	102,740
Deferred tax asset, net	202,882	197,164	222,741	206,430	193,334
Goodwill	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit intangible	46,630	48,770	51,023	53,500	55,978
Other assets	347,928	323,573	322,617	317,857	304,609
Total assets	$22,835,721	$22,656,658	$21,950,638	$22,126,429	$22,518,255
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$4,115,603	$4,085,501	$4,280,429	$4,598,593	$4,945,729
Savings and interest-bearing transaction accounts	11,047,258	11,050,347	10,786,087	11,169,940	11,392,566
Time deposits	1,703,269	1,651,863	1,452,229	1,228,358	1,107,171
Total deposits	16,866,130	16,787,711	16,518,745	16,996,891	17,445,466
Securities sold under agreements to repurchase	176,107	142,085	160,120	160,349	138,742
FHLB and other borrowed funds	1,301,050	1,301,300	1,001,550	701,550	650,000
Accrued interest payable and other liabilities	241,345	194,653	175,367	173,426	212,887
Subordinated debentures	439,688	439,834	439,982	440,129	440,275
Total liabilities	19,024,320	18,865,583	18,295,764	18,472,345	18,887,370
Stockholders' equity
Common stock	2,008	2,015	2,023	2,026	2,032
Capital surplus	2,326,824	2,348,023	2,363,210	2,366,560	2,375,754
Retained earnings	1,753,994	1,690,112	1,640,171	1,578,176	1,509,400
Accumulated other comprehensive loss	(271,425)	(249,075)	(350,530)	(292,678)	(256,301)
Total stockholders' equity	3,811,401	3,791,075	3,654,874	3,654,084	3,630,885
Total liabilities and stockholders' equity	$22,835,721	$22,656,658	$21,950,638	$22,126,429	$22,518,255

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Three Months Ended
(In thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Mar 31, 2024	Mar 31, 2023
Interest income:
Loans	$265,294	$260,003	$249,464	$243,152	$236,997	$265,294	$236,997
Investment securities
Taxable	33,229	34,016	34,520	34,751	35,288	33,229	35,288
Tax-exempt	7,803	7,855	7,868	7,932	7,963	7,803	7,963
Deposits - other banks	10,528	4,281	2,328	3,729	4,685	10,528	4,685
Federal funds sold	61	65	82	68	6	61	6
Total interest income	316,915	306,220	294,262	289,632	284,939	316,915	284,939
Interest expense:
Interest on deposits	92,548	87,971	78,698	70,147	59,162	92,548	59,162
Federal funds purchased	—	—	1	2	—	—	—
FHLB and other borrowed funds	14,276	9,878	8,161	6,596	6,190	14,276	6,190
Securities sold under agreements to repurchase	1,404	1,480	1,344	1,121	868	1,404	868
Subordinated debentures	4,097	4,121	4,121	4,123	4,124	4,097	4,124
Total interest expense	112,325	103,450	92,325	81,989	70,344	112,325	70,344
Net interest income	204,590	202,770	201,937	207,643	214,595	204,590	214,595
Provision for credit losses on loans	5,500	5,650	2,800	2,300	1,200	5,500	1,200
Recovery of credit losses on unfunded commitments	(1,000)	—	(1,500)	—	—	(1,000)	—
Provision for credit losses on investment securities	—	—	—	1,683	—	—	—
Total credit loss expense	4,500	5,650	1,300	3,983	1,200	4,500	1,200
Net interest income after credit loss expense	200,090	197,120	200,637	203,660	213,395	200,090	213,395
Non-interest income:
Service charges on deposit accounts	9,686	10,072	10,062	9,231	9,842	9,686	9,842
Other service charges and fees	10,189	10,422	10,128	11,763	11,875	10,189	11,875
Trust fees	5,066	4,316	4,660	4,052	4,864	5,066	4,864
Mortgage lending income	3,558	2,385	3,132	2,650	2,571	3,558	2,571
Insurance commissions	508	480	562	518	526	508	526
Increase in cash value of life insurance	1,195	1,170	1,170	1,211	1,104	1,195	1,104
Dividends from FHLB, FRB, FNBB & other	3,007	3,010	2,916	2,922	2,794	3,007	2,794
Gain on SBA loans	198	42	97	—	139	198	139
(Loss) gain on branches, equipment and other assets, net	(8)	583	—	917	7	(8)	7
Gain on OREO, net	17	13	—	319	—	17	—
Fair value adjustment for marketable securities	1,003	5,024	4,507	783	(11,408)	1,003	(11,408)
Other income	7,380	5,331	6,179	15,143	11,850	7,380	11,850
Total non-interest income	41,799	42,848	43,413	49,509	34,164	41,799	34,164
Non-interest expense:
Salaries and employee benefits	60,910	63,430	64,512	64,534	64,490	60,910	64,490
Occupancy and equipment	14,551	14,965	15,463	14,923	14,952	14,551	14,952
Data processing expense	9,147	9,107	9,103	9,151	8,968	9,147	8,968
Other operating expenses	26,888	39,673	25,684	27,674	26,234	26,888	26,234
Total non-interest expense	111,496	127,175	114,762	116,282	114,644	111,496	114,644
Income before income taxes	130,393	112,793	129,288	136,887	132,915	130,393	132,915
Income tax expense	30,284	26,550	30,835	31,616	29,953	30,284	29,953
Net income	$100,109	$86,243	$98,453	$105,271	$102,962	$100,109	$102,962

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands, except per share data)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Mar 31, 2024	Mar 31, 2023
PER SHARE DATA

Diluted earnings per common share	$0.50	$0.43	$0.49	$0.52	$0.51	$0.50	$0.51
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.49	0.46	0.47	0.51	0.54	0.49	0.54
Basic earnings per common share	0.50	0.43	0.49	0.52	0.51	0.50	0.51
Dividends per share - common	0.18	0.18	0.18	0.18	0.18	0.18	0.18
Book value per common share	18.98	18.81	18.06	18.04	17.87	18.98	17.87
Tangible book value per common share (non-GAAP)(1)	11.79	11.63	10.90	10.87	10.71	11.79	10.71

STOCK INFORMATION

Average common shares outstanding	201,210	201,756	202,526	202,793	203,456	201,210	203,456
Average diluted shares outstanding	201,390	201,891	202,650	202,923	203,625	201,390	203,625
End of period common shares outstanding	200,797	201,526	202,323	202,573	203,168	200,797	203,168

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	1.78%	1.55%	1.78%	1.90%	1.84%	1.78%	1.84%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	1.76	1.66	1.72	1.85	1.95	1.76	1.95
Return on average assets excluding intangible amortization (non-GAAP)(1)	1.93	1.69	1.95	2.07	2.00	1.93	2.00
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	1.91	1.81	1.87	2.02	2.12	1.91	2.12
Return on average common equity (ROE)	10.64	9.36	10.65	11.63	11.70	10.64	11.70
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	10.54	10.00	10.25	11.33	12.38	10.54	12.38
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	17.22	15.49	17.62	19.39	19.75	17.22	19.75
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	17.07	16.56	16.95	18.90	20.90	17.07	20.90
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	17.50	15.80	17.95	19.74	20.11	17.50	20.11
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	17.34	16.87	17.29	19.24	21.26	17.34	21.26
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars in thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Mar 31, 2024	Mar 31, 2023
Efficiency ratio	44.22%	50.64%	45.53%	44.00%	44.80%	44.22%	44.80%
Efficiency ratio, as adjusted (non-GAAP)(1)	44.43	46.43	46.44	44.83	43.42	44.43	43.42
Net interest margin - FTE (NIM)	4.13	4.17	4.19	4.28	4.37	4.13	4.37
Fully taxable equivalent adjustment	$892	$1,091	$1,293	$1,494	$1,628	$892	$1,628
Total revenue (net)	246,389	245,618	245,350	257,152	248,759	246,389	248,759
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	134,893	118,443	130,588	140,870	134,115	134,893	134,115
PPNR, as adjusted (non-GAAP)(1)	133,728	126,402	125,743	137,308	142,062	133,728	142,062
Pre-tax net income to total revenue (net)	52.92%	45.92%	52.70%	53.23%	53.43%	52.92%	53.43%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	52.45	49.16	50.72	51.85	56.63	52.45	56.63
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	54.75	48.22	53.23	54.78	53.91	54.75	53.91
P5NR, as adjusted (non-GAAP)(1)	54.28	51.46	51.25	53.40	57.11	54.28	57.11
Total purchase accounting accretion	$2,772	$2,324	$2,431	$2,660	$3,172	$2,772	$3,172
Average purchase accounting loan discounts	24,820	27,397	29,915	32,546	35,482	24,820	35,482

OTHER OPERATING EXPENSES

Advertising	$1,654	$2,226	$2,295	$2,098	$2,231	$1,654	$2,231
Amortization of intangibles	2,140	2,253	2,477	2,478	2,477	2,140	2,477
Electronic banking expense	3,156	3,599	3,709	3,675	3,330	3,156	3,330
Directors' fees	498	399	417	538	460	498	460
Due from bank service charges	276	274	282	286	273	276	273
FDIC and state assessment	3,318	16,016	2,794	3,220	3,500	3,318	3,500
Insurance	903	873	878	927	889	903	889
Legal and accounting	2,081	1,192	1,514	1,436	1,088	2,081	1,088
Other professional fees	2,236	1,640	2,117	2,774	2,284	2,236	2,284
Operating supplies	683	777	860	763	738	683	738
Postage	523	503	491	586	501	523	501
Telephone	470	515	544	573	528	470	528
Other expense	8,950	9,406	7,306	8,320	7,935	8,950	7,935
Total other operating expenses	$26,888	$39,673	$25,684	$27,674	$26,234	$26,888	$26,234
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
BALANCE SHEET RATIOS
Total loans to total deposits	86.05%	85.92%	86.40%	83.43%	82.47%
Common equity to assets	16.69	16.73	16.65	16.51	16.12
Tangible common equity to tangible assets (non-GAAP)(1)	11.06	11.05	10.76	10.65	10.33
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,616,965	$5,549,954	$5,614,259	$5,480,738	$5,524,125
Construction/land development	2,330,555	2,293,047	2,154,030	2,201,514	2,160,514
Agricultural	337,618	325,156	336,160	340,067	342,814
Residential real estate loans
Residential 1-4 family	1,899,974	1,844,260	1,808,248	1,790,218	1,748,231
Multifamily residential	415,926	435,736	444,239	455,754	637,633
Total real estate	10,601,038	10,448,153	10,356,936	10,268,291	10,413,317
Consumer	1,163,228	1,153,690	1,153,461	1,156,273	1,173,325
Commercial and industrial	2,284,775	2,324,991	2,195,678	2,288,646	2,368,428
Agricultural	278,609	307,327	332,608	297,743	250,851
Other	186,023	190,567	233,150	170,019	180,713
Loans receivable	$14,513,673	$14,424,728	$14,271,833	$14,180,972	$14,386,634
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$288,234	$285,562	$285,683	$287,169	$289,669
Loans charged off	3,978	3,592	3,449	4,726	4,288
Recoveries of loans previously charged off	538	614	528	940	588
Net loans charged off	3,440	2,978	2,921	3,786	3,700
Provision for credit losses - loans	5,500	5,650	2,800	2,300	1,200
Balance, end of period	$290,294	$288,234	$285,562	$285,683	$287,169
Net charge-offs to average total loans	0.10%	0.08%	0.08%	0.11%	0.10%
Allowance for credit losses to total loans	2.00	2.00	2.00	2.01	2.00
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$67,055	$59,971	$84,184	$49,627	$65,401
Loans past due 90 days or more	12,928	4,130	6,674	10,869	8,567
Total non-performing loans	79,983	64,101	90,858	60,496	73,968
Other non-performing assets
Foreclosed assets held for sale, net	30,650	30,486	691	725	425
Other non-performing assets	63	785	64	64	74
Total other non-performing assets	30,713	31,271	755	789	499
Total non-performing assets	$110,696	$95,372	$91,613	$61,285	$74,467
Allowance for credit losses for loans to non-performing loans	362.94%	449.66%	314.29%	472.23%	388.23%
Non-performing loans to total loans	0.55	0.44	0.64	0.43	0.51
Non-performing assets to total assets	0.48	0.42	0.42	0.28	0.33
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2024			December 31, 2023
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$801,456	$10,528	5.28%	$337,821	$4,281	5.03%
Federal funds sold	5,012	61	4.90	4,716	65	5.47
Investment securities - taxable	3,473,511	33,229	3.85	3,444,715	34,016	3.92
Investment securities - non-taxable - FTE	1,257,861	8,642	2.76	1,263,567	8,880	2.79
Loans receivable - FTE	14,487,494	265,347	7.37	14,336,613	260,069	7.20
Total interest-earning assets	20,025,334	317,807	6.38	19,387,432	307,311	6.29
Non-earning assets	2,657,925			2,669,008
Total assets	$22,683,259			$22,056,440
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,038,910	$75,597	2.75%	$10,912,668	$73,026	2.65%
Time deposits	1,685,193	16,951	4.05	1,564,682	14,945	3.79
Total interest-bearing deposits	12,724,103	92,548	2.93	12,477,350	87,971	2.80
Securities sold under agreement to repurchase	172,024	1,404	3.28	162,102	1,480	3.62
FHLB and other borrowed funds	1,301,091	14,276	4.41	905,689	9,878	4.33
Subordinated debentures	439,760	4,097	3.75	439,906	4,121	3.72
Total interest-bearing liabilities	14,636,978	112,325	3.09	13,985,047	103,450	2.93
Non-interest bearing liabilities
Non-interest bearing deposits	4,017,659			4,212,665
Other liabilities	244,970			202,008
Total liabilities	18,899,607			18,399,720
Shareholders' equity	3,783,652			3,656,720
Total liabilities and shareholders' equity	$22,683,259			$22,056,440
Net interest spread			3.29%			3.36%
Net interest income and margin - FTE		$205,482	4.13		$203,861	4.17

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2024			March 31, 2023
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$801,456	$10,528	5.28%	$426,051	$4,685	4.46%
Federal funds sold	5,012	61	4.90	474	6	5.13
Investment securities - taxable	3,473,511	33,229	3.85	3,867,737	35,288	3.70
Investment securities - non-taxable - FTE	1,257,861	8,642	2.76	1,289,564	9,482	2.98
Loans receivable - FTE	14,487,494	265,347	7.37	14,474,072	237,106	6.64
Total interest-earning assets	20,025,334	317,807	6.38	20,057,898	286,567	5.79
Non-earning assets	2,657,925			2,637,957
Total assets	$22,683,259			$22,695,855
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,038,910	$75,597	2.75%	$11,579,329	$54,857	1.92%
Time deposits	1,685,193	16,951	4.05	1,072,094	4,305	1.63
Total interest-bearing deposits	12,724,103	92,548	2.93	12,651,423	59,162	1.90
Securities sold under agreement to repurchase	172,024	1,404	3.28	134,934	868	2.61
FHLB and other borrowed funds	1,301,091	14,276	4.41	651,111	6,190	3.86
Subordinated debentures	439,760	4,097	3.75	440,346	4,124	3.80
Total interest-bearing liabilities	14,636,978	112,325	3.09	13,877,814	70,344	2.06
Non-interest bearing liabilities
Non-interest bearing deposits	4,017,659			5,043,219
Other liabilities	244,970			205,230
Total liabilities	18,899,607			19,126,263
Shareholders' equity	3,783,652			3,569,592
Total liabilities and shareholders' equity	$22,683,259			$22,695,855
Net interest spread			3.29%			3.73%
Net interest income and margin - FTE		$205,482	4.13		$216,223	4.37

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands, except per share data)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Mar 31, 2024	Mar 31, 2023
EARNINGS, AS ADJUSTED
GAAP net income available to common shareholders (A)	$100,109	$86,243	$98,453	$105,271	$102,962	$100,109	$102,962
Pre-tax adjustments
FDIC special assessment	—	12,983	—	—	—	—	—
BOLI death benefits	(162)	—	(338)	(2,779)	—	(162)	—
Fair value adjustment for marketable securities	(1,003)	(5,024)	(4,507)	(783)	11,408	(1,003)	11,408
Recoveries on historic losses	—	—	—	—	(3,461)	—	(3,461)
Total pre-tax adjustments	(1,165)	7,959	(4,845)	(3,562)	7,947	(1,165)	7,947
Tax-effect of adjustments	(251)	1,989	(1,112)	(879)	1,961	(251)	1,961
Total adjustments after-tax (B)	(914)	5,970	(3,733)	(2,683)	5,986	(914)	5,986
Earnings, as adjusted (C)	$99,195	$92,213	$94,720	$102,588	$108,948	$99,195	$108,948

Average diluted shares outstanding (D)	201,390	201,891	202,650	202,923	203,625	201,390	203,625

GAAP diluted earnings per share: (A/D)	$0.50	$0.43	$0.49	$0.52	$0.51	$0.50	$0.51
Adjustments after-tax: (B/D)	(0.01)	0.03	(0.02)	(0.01)	0.03	(0.01)	0.03
Diluted earnings per common share, as adjusted: (C/D)	$0.49	$0.46	$0.47	$0.51	$0.54	$0.49	$0.54

ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	1.78%	1.55%	1.78%	1.90%	1.84%	1.78%	1.84%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	1.76	1.66	1.72	1.85	1.95	1.76	1.95
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	1.93	1.69	1.95	2.07	2.00	1.93	2.00
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	1.91	1.81	1.87	2.02	2.12	1.91	2.12

GAAP net income available to common shareholders (A)	$100,109	$86,243	$98,453	$105,271	$102,962	$100,109	$102,962
Amortization of intangibles (B)	2,140	2,253	2,477	2,478	2,477	2,140	2,477
Amortization of intangibles after-tax (C)	1,605	1,690	1,866	1,866	1,866	1,605	1,866
Adjustments after-tax (D)	(914)	5,970	(3,733)	(2,683)	5,986	(914)	5,986
Average assets (E)	22,683,259	22,056,440	21,902,434	22,227,404	22,695,855	22,683,259	22,695,855
Average goodwill & core deposit intangible (F)	1,445,902	1,448,061	1,450,478	1,452,951	1,455,423	1,445,902	1,455,423

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars in thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Mar 31, 2024	Mar 31, 2023
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	10.64%	9.36%	10.65%	11.63%	11.70%	10.64%	11.70%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	10.54	10.00	10.25	11.33	12.38	10.54	12.38
Return on average tangible common equity: (A/(D-E))	17.22	15.49	17.62	19.39	19.75	17.22	19.75
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	17.07	16.56	16.95	18.90	20.90	17.07	20.90
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	17.50	15.80	17.95	19.74	20.11	17.50	20.11
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	17.34	16.87	17.29	19.24	21.26	17.34	21.26

GAAP net income available to common shareholders (A)	$100,109	$86,243	$98,453	$105,271	$102,962	$100,109	$102,962
Earnings excluding intangible amortization (B)	101,714	87,933	100,319	107,137	104,828	101,714	104,828
Adjustments after-tax (C)	(914)	5,970	(3,733)	(2,683)	5,986	(914)	5,986
Average common equity (D)	3,783,652	3,656,720	3,667,339	3,630,194	3,569,592	3,783,652	3,569,592
Average goodwill & core deposits intangible (E)	1,445,902	1,448,061	1,450,478	1,452,951	1,455,423	1,445,902	1,455,423
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-G)/(B+C+E))	44.22%	50.64%	45.53%	44.00%	44.80%	44.22%	44.80%
Efficiency ratio, as adjusted: ((D-G-I)/(B+C+E-H))	44.43	46.43	46.44	44.83	43.42	44.43	43.42
Pre-tax net income to total revenue (net) (A/(B+C))	52.92	45.92	52.70	53.23	53.43	52.92	53.43
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	52.45	49.16	50.72	51.85	56.63	52.45	56.63
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$134,893	$118,443	$130,588	$140,870	$134,115	$134,893	$134,115
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F)	133,728	126,402	125,743	137,308	142,062	133,728	142,062
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	54.75%	48.22%	53.23%	54.78%	53.91%	54.75%	53.91%
P5NR, as adjusted (B+C-D+F-G)/(B+C)	54.28	51.46	51.25	53.40	57.11	54.28	57.11

Pre-tax net income (A)	$130,393	$112,793	$129,288	$136,887	$132,915	$130,393	$132,915
Net interest income (B)	204,590	202,770	201,937	207,643	214,595	204,590	214,595
Non-interest income (C)	41,799	42,848	43,413	49,509	34,164	41,799	34,164
Non-interest expense (D)	111,496	127,175	114,762	116,282	114,644	111,496	114,644
Fully taxable equivalent adjustment (E)	892	1,091	1,293	1,494	1,628	892	1,628
Total pre-tax adjustments (F)	(1,165)	7,959	(4,845)	(3,562)	7,947	(1,165)	7,947
Amortization of intangibles (G)	2,140	2,253	2,477	2,478	2,477	2,140	2,477
Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$1,003	$5,024	$4,507	$783	$(11,408)	$1,003	$(11,408)
Gain on OREO	17	13	—	319	—	17	—
(Loss) gain on branches, equipment and other assets, net	(8)	583	—	917	7	(8)	7
BOLI death benefits	162	—	338	2,779	—	162	—
Recoveries on historic losses	—	—	—	—	3,461	—	3,461
Total non-interest income adjustments (H)	$1,174	$5,620	$4,845	$4,798	$(7,940)	$1,174	$(7,940)
Non-interest expense:
FDIC special assessment	—	12,983	—	—	—	—	—
Total non-interest expense adjustments (I)	$—	$12,983	$—	$—	$—	$—	$—

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$18.98	$18.81	$18.06	$18.04	$17.87
Tangible book value per common share: ((A-C-D)/B)	11.79	11.63	10.90	10.87	10.71

Total stockholders' equity (A)	$3,811,401	$3,791,075	$3,654,874	$3,654,084	$3,630,885
End of period common shares outstanding (B)	200,797	201,526	202,323	202,573	203,168
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	46,630	48,770	51,023	53,500	55,978
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	16.69%	16.73%	16.65%	16.51%	16.12%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	11.06	11.05	10.76	10.65	10.33

Total assets (A)	$22,835,721	$22,656,658	$21,950,638	$22,126,429	$22,518,255
Total stockholders' equity (B)	3,811,401	3,791,075	3,654,874	3,654,084	3,630,885
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	46,630	48,770	51,023	53,500	55,978